John B. Dicus, Chairman, President & CEO Michel’ Philipp Cole, ABC Morris J. Huey, II Jeffrey M. Johnson Michael T. McCoy, M.D. James G. Morris Carlton A. Ricketts Jeffrey R. Thompson Board of Directors

Management John B. Dicus, Chairman, President & CEO Anthony S. Barry, Chief Corporate Services Officer Natalie G. Haag, General Counsel & Corporate Secretary Rick C. Jackson, Chief Lending Officer Robert D. Kobbeman, Chief Commercial Banking Officer Daniel L. Lehman, Chief Retail Operations Officer Kent G. Townsend, Chief Financial Officer

Safe Harbor Disclosure Except for the historical information contained in this presentation, the matters discussed herein may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward- looking statements involve risks and uncertainties, including: potential adverse impacts of the ongoing COVID-19 pandemic and any governmental or societal responses thereto on economic conditions in Capitol Federal Financial, Inc’s local market areas and other market areas where Capitol Federal Savings Bank has lending relationships, on other aspects of Capitol Federal Financial, Inc’s business operations and on financial markets; changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities; other governmental initiatives affecting the financial services industry; changes in accounting principles, policies or guidelines, fluctuations in interest rates and the effects of inflation or a potential recession; demand for loans in Capitol Federal Financial, Inc. and its correspondent banks’ market areas; the future earnings and capital levels of Capitol Federal Savings Bank, which would affect the ability of Capitol Federal Financial, Inc. to pay dividends in accordance with its dividend policies; competition; and other risks detailed from time to time in documents filed or furnished by Capitol Federal Financial, Inc. with the Securities and Exchange Commission (“SEC”). Actual results may differ materially from those currently expected. These forward-looking statements represent Capitol Federal Financial, Inc.’s judgment as of the date of this presentation. Capitol Federal Financial, Inc. disclaims, however, any intent or obligation to update these forward-looking statements.

Selected Balance Sheet Data September 30, 2022 2021 (in thousands) Total Assets $ 9,624,897 $ 9,631,246 Total Loans $ 7,464,208 $ 7,081,142 Total Deposits $ 6,194,866 $ 6,597,396 Total Borrowings $ 2,132,154 $ 1,582,850 Total Stockholders' Equity $ 1,096,499 $ 1,242,273

Financial Performance FY 2022 Net Income (in thousands) $84,453 Earnings Per Share (basic & diluted) $0.62 Net Interest Margin 1.79% Return on Average Assets 0.76% Return on Average Equity 7.11%

Financial Performance FY 2022 Efficiency Ratio 52.39% Operating Expense Ratio 1.01% Non-performing Assets to Total Assets 0.10% Equity to Total Assets 11.39%

Calendar Year 2022 Dividends (in thousands) Regular quarterly dividends* $ 46,111 True Blue Capitol dividend (June) 27,143 True-up dividend (December) 37,701 Total cash dividends paid in 2022 $ 110,955 *Paid in February, May, August, and November.

Calendar Year 2022 Share Repurchases ($ in thousands, except per share amounts) Number of shares repurchased 2,729,159 Average price per share $ 8.13 Total amount repurchased $ 22,196

Cumulative Cash Returned to Stockholders † Stockholder Dividends $10.30 Per Share Share Repurchases 36,461,603 shares Avg. Price of $11.40 * * True Blue® Dividends † † † Dividends from earnings *

Payment of Dividends • CFFN declared a regular quarterly dividend of $0.085 per share on January 24, 2023. • For fiscal year 2023, it is the intent of our Board and management to pay out 100% of our net income. • Dividends will be paid in a combination of quarterly and true-up cash dividends.

Long-Term Strategy • Single-Family Portfolio Lender • Deposit Services • Commercial Banking • Excellent Asset Quality • Strong Cost Controls • Strong Capital Position • Stockholder Value • Interest Rate Risk Management

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